EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made this 4th day of November 2015, by and between Mr. Grigorios Siokas son of Theodoros resident of Neo Rissio Thessaloniki, Greece, Greek Identification: AH356375, ("Buyer") and Mr. Dimitrios S. Goulielmos, resident of Komninon Str. 54624, Thessaloniki Greece, an individual ("Seller").

WHEREAS, Seller desires to sell ninety five million (95,000,000) shares (the "Shares") represented by certificate number 2493 of Cosmos Holdings Inc., a company whose common shares are quoted on the OTC Markets with the symbol ("COSM"). The 2493 Certificate represent one hundred million 100,000,000 shares and the seller sells only a part of that.

WHEREAS, Buyer has agreed to purchase the Shares;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

1. Recitals.

The above recitals are true and correct.

2. Sale and Transfer of Shares; Closing.

Subject to the terms and conditions of this Agreement, at the Closing, the following will occur:

i. the Seller will sell and transfer the Shares to Buyer;

ii. Buyer shall have delivered the sum of one dollar (1.00) to the Seller by wiring the amount to the Sellers bank account or pay it in cash, the receipt of which is hereby confirmed that has been received prior to execution hereof.

3. Representations and Warranties of Seller.

The Seller represents and warrants to Buyer as follows:

i. This Agreement has been duly and validly executed and delivered by Seller, and upon the execution and delivery of this Agreement by the Seller and the performance by the Seller of his obligations herein, this Agreement will constitute, a legal, valid and binding obligation of Seller.

ii. The execution and delivery by the Seller of this Agreement does not, and the performance by the Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which the Seller is a party.

iii The Shares have been offered and sold to Buyer accordance with exemptions from the registration requirements of applicable securities laws.

iv. There is no action, suit, proceeding or investigation pending or, to the best knowledge of Seller, currently threatened against the Seller that may affect the validity of this Agreement or the right of the Seller to enter into this Agreement or to consummate the transactions contemplated hereby.

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4. Conditions Precedent to Buyers Obligations at the Closing.

Subject to the terms hereof, the obligations of the Buyer set forth herein are subject to the fulfillment, prior to the Closing to the satisfaction of the Buyer, of the following conditions, the waiver of which shall not be effective against Buyer without written consent thereto:

i. The representations and warranties made by the Seller herein shall be true and correct and complete as of the date hereof, and shall be true and correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date.

ii. Seller represents that upon delivery of the Shares to Buyer, Buyer will be the owner of record, and beneficially, of the shares, free and clear of all liens, rights, claims, and encumbrances, and that the Shares have not been sold, pledged, assigned or otherwise transferred.

iii. The Sellers shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Sellers shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, subject to Buyer paying the sale amount, paying in full all debt and taxes owed by the company and its subsidiaries overall and as described in Annex which is considered an integral part of the agreement. Seller and Buyer shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing..

5. Representations and Warranties of Buyer.

The Buyer represents and warrants to the Sellers as follows:

i. This Agreement has been duly and validly executed and delivered by Buyer, and upon the closing execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer. Buyer is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The execution and delivery by buyer of this Agreement does not, and the performance by Buyer of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which Buyer is a party.

ii. There is no action, suit, proceeding or investigation pending or, to the best knowledge of Buyer, currently threatened against Buyer that may affect the validity of this Agreement or the right of Buyer to enter into this Agreement, the value of the assets owned by Buyer or its business or to impair its ability to consummate the transactions contemplated hereby.

6. Miscellaneous

6.1 This Agreement shall be governed and construed in accordance with the laws of the State of Nevada.

6.2 The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

6.3 A telefaxed or received e-mail copy of this Agreement shall be deemed an original.

6.4 The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers and the Buyer.

6.6 This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

6.7 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Seller

By:	/s/ Dimitrios Goulielmos
Dimitrios Goulielmos

Buyer

By:	/s/ Grigorios Siokas
Grigorios Siokas

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ANNEX

a.	Malone bailey auditors 16.357 USD

b.	Accountants 3.000 USD

c.	Terzis 2.400 euro

d.	Amplerissimo tax 817.811.- Euro

e.	Various other 5-10.000 USD (estimation)

Seller

By:	/s/ Dimitrios Goulielmos
Dimitrios Goulielmos

Buyer

By:	/s/ Grigorios Siokas
Grigorios Siokas

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